Exhibit 16.1

RBSM LLP
Certified Public Accountants
805 Third Avenue
Suite 1430
New York, New York 10022

May 24, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4.01 of MVP REIT, Inc.'s (the "Company") Form 8-K dated May 19, 2017, and are in agreement with the statements relating only to RBSM LLP contained therein.  We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP